Exhibit 99

Cue Biopharma Reports First Quarter 2020 Results, Updates of CUE-101 Phase 1 Dose Escalation Study and Recent Business Highlights

CAMBRIDGE, Mass., May 19, 2020 — Cue Biopharma, Inc. (NASDAQ: CUE), a clinical-stage biopharmaceutical company engineering a novel class of injectable biologics to selectively engage and modulate targeted T cells within the body, provided a business update for the first quarter 2020.

“We have successfully maintained momentum in meeting our business goals and clinical trial objectives for the first quarter and early second quarter of 2020, despite the rapid onset of COVID-19 and the many challenges it has presented,” said Daniel Passeri, chief executive officer of Cue Biopharma. “I am grateful for the dedication of the Cue Biopharma team during this pandemic as we continue to work together and safely execute on our mission of bringing novel therapies to patients with serious diseases.”

According to Kerri-Ann Millar, vice president of finance and principal financial and accounting officer of Cue Biopharma, “We successfully navigated the beginning of the pandemic and finished the first quarter of 2020 in a solid financial position which was further strengthened by the successful deployment of an ATM facility in April that enabled us to boost our cash position by an additional $34.3 million.”

First-Quarter 2020 Financial Results

The Company reported collaboration revenue of approximately $0.9 million and $0.4 million for the three months ended March 31, 2020 and 2019, respectively.

Research and development expenses were $9.9 million and $8.4 million for the three months ended March 31, 2020 and 2019, respectively. The increase in research and development expenses of $1.5 million was primarily due to clinical trial costs related to our on-going CUE-101 mono-therapy trial that was initiated in the latter part of the third quarter of 2019. During the first quarter of 2020, we initiated the manufacturing of CUE-101 to supply our recently announced combination trial of CUE-101 with Merck’s KEYTRUDA® which also contributed to the increase in research and development costs.

General and administrative expenses were $3.9 million and $3.4 million for the three months ended March 31, 2020 and 2019, respectively. The increase in general and administrative expense of $0.5 million was primarily due to an increase in stock-based compensation expense and legal and accounting fees incurred in the first quarter of 2020 as compared to the same period in 2019.

Recent News & Business Updates

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Extended cash runway through an ATM equity offering sales agreement for aggregate proceeds of $34.3 million, net of commissions paid, with Stifel, who acted as sales agent. As of April 30, 2020, the Company had sold 1,824,901 shares of common stock under the sales agreement.

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Completed our first analysis of clinical biomarker samples from the CUE-101 Phase 1 clinical trial and the early data provides favorable insights into clinical metrics that bolster our confidence in CUE-101 and our entire IL-2-based CUE-100 series.

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Completed a clinical collaboration agreement with Merck in April 2020 to evaluate the combination of CUE-101 with Merck’s KEYTRUDA®, an anti-PD-1 biologic agent, as a first-line therapy in patients with advanced HPV16+ head and neck cancer in a planned dose-escalation Phase 1 study to be called KEYNOTE-A78.

	Three Months Ended March 31,
	2020	2019
Collaboration revenue	$900	$370
Operating expenses:
General and administrative	3,989	3,444
Research and development	9,906	8,353

Total operating expenses	13,895	11,797

Loss from operations	(12,995)	(11,427)

Other income:
Interest income	203	114
Other income / (expense) net	(26)	46

Net Loss	$ (12,818)	$ (11,267)
Net loss per common share – basic and diluted	$ (0.48)	$ (0.54)

Weighted average common shares outstanding – basic and diluted	26,570	20,718

Cue Biopharma, Inc.

Selected Consolidated Balance Sheet Data

(in thousands)

	March 31, 2020	December 31, 2019
Cash and cash equivalents	23,432	44,290
Marketable securities	25,298	15,120
Total current assets	51,190	61,025
Working Capital	39,100	49,370
Total assets	60,649	71,605
Total Stockholders’ equity	45,236	54,584

About Cue Biopharma

Cue Biopharma, a clinical-stage biopharmaceutical company, is engineering a novel class of injectable biologics to selectively engage and modulate targeted T cells within the body to transform the treatment of cancer and autoimmune diseases. The company’s proprietary Immuno-STAT™ (Selective Targeting and Alteration of T cells) platform is designed to harness the body’s intrinsic immune system without the need for ex vivo manipulation.

Headquartered in Cambridge, Massachusetts, we are led by an experienced management team and independent Board of Directors with deep expertise in the design and clinical development of protein biologics, immunology and immuno-oncology treatments.

For more information, visit www.cuebio.com and follow us on Twitter https://twitter.com/CueBiopharma.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate,” “strategy,” “future,” “likely” or other comparable terms. All statements other than statements of historical facts included in this press release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding anticipated results of our drug development efforts, including study results, and our expectations regarding regulatory developments and expected future operating results. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, our limited operating history, limited cash and a history of losses; our ability to achieve profitability; potential setbacks in our research and development efforts including negative or inconclusive results from our preclinical studies, our ability to secure required U.S. Food and Drug Administration (“FDA”) or other governmental approvals for our product candidates and the breadth of any approved indication; adverse effects caused by public health pandemics, including COVID-19, including possible effects on our operations and clinical trials; negative or inconclusive results from our clinical studies or serious and unexpected drug-related side effects or other safety issues experienced by participants in our clinical trials; delays and changes in regulatory requirements, policy and guidelines including potential delays in submitting required regulatory applications to the FDA; our reliance on licensors, collaborators, contract research organizations, suppliers and other business partners; our ability to obtain adequate financing to fund our business operations in the future; ; and the other risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and any subsequently filed Quarterly Report(s) on Form 10-Q. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Contact

Ashley R. Robinson

LifeSci Advisors

arr@lifesciadvisors.com

Media Contact

Alison Chen

LifeSci Communications

achen@lifescicomms.com

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